EXHIBIT 11
                                                                    -----------
                                                                    PAGE 1 OF 2



                          COLGATE-PALMOLIVE COMPANY

                   COMPUTATION OF EARNINGS PER COMMON SHARE
                  ------------------------------------------

                 DOLLARS IN MILLIONS EXCEPT PER SHARE AMOUNTS
                                 (UNAUDITED)

-------------------------------------------------------------------------------

                                      THREE MONTHS ENDED     NINE MONTHS ENDED
                                         SEPTEMBER 30,         SEPTEMBER 30,
                                         -------------         -------------
PRIMARY                                 1995        1994       1995     1994
                                        ----        ----       ----     ----
EARNINGS:
   Net (loss) income                  $ (250.2)   $ 151.0   $   49.5   $ 443.1

   Deduct:  Dividends on preferred
      shares, net of income taxes          5.4        5.5       16.2      16.3
                                      --------    -------   --------   -------

   Net (loss) income applicable to
     common shares                    $ (255.6)   $ 145.5   $   33.3   $ 426.8
                                      ========    =======   ========   =======

SHARES (IN MILLIONS):
   Weighted average common shares
     outstanding                         145.5       45.6      145.0     146.7
                                      ========    =======   ========   =======

(Loss) earnings per common share,
   primary                            $  (1.76)   $  1.00   $    .23   $  2.91
                                      ========    =======   ========   =======

                                                                    EXHIBIT 11
                                                                    -----------
                                                                    PAGE 2 OF 2

                          COLGATE-PALMOLIVE COMPANY

                   COMPUTATION OF EARNINGS PER COMMON SHARE
                  ------------------------------------------

                 DOLLARS IN MILLIONS EXCEPT PER SHARE AMOUNTS
                                 (UNAUDITED)

-----------------------------------------------------------------------------------------------------

                                                     THREE MONTHS ENDED         NINE MONTHS ENDED
                                                        SEPTEMBER 30,             SEPTEMBER 30,
                                                        -------------             -------------
                                                     1995          1994         1995         1994
                                                     ----          ----         ----         ----
ASSUMING FULL DILUTION
EARNINGS:
  Net (loss) income                                $ (250.2)     $  151.0     $   49.5     $  443.1
  Deduct:
  Dividends on preferred shares                         5.4            .2         16.2           .4
  Replacement funding resulting from
    assumed conversion of Series B
    Convertible Preference Stock, net of tax         --               1.8       --              6.1
                                                   --------      --------     --------     --------
  Net income applicable to common shares           $ (255.6)     $  149.0     $   33.3     $  436.6
                                                   ========      ========     ========     ========

SHARES (IN MILLIONS):
  Weighted average number of common shares
    outstanding                                       145.5         145.6        145.0        146.7
  Assumed conversion of options
    reduced by the number of shares which
    could have been purchased with the
    proceeds from the exercise of such
    options                                          --               1.8          2.2          1.8
  Assumed conversion of Series B
    Convertible Preference Stock                     --              12.2       --             12.2
                                                   --------      --------     --------     --------
  Weighted average number of common shares
    outstanding, as adjusted                          145.5         159.6        147.2        160.7
                                                   ========      ========     ========     ========

  (Loss)earnings per common share,
    assuming full dilution                         $  (1.76)     $     .93    $    .23     $   2.72
                                                   ========      ========     ========     ========


The calculation of fully diluted earnings per share excludes the effect of anti-dilutive securities for the third quarter and the nine months of 1995, respectively.


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